Exhibit 2

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Steven G. Eisner as the undersigned’s true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of shares of common stock of Stock Building Supply Holdings, Inc., a Delaware corporation (the “Company”), any Schedule 13D or Schedule 13G, and any amendments, supplements or exhibits thereto (including any joint filing agreements) required to be filed by the undersigned under Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D and Schedule 13G, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange in which the common stock of the Company is listed on or approved for quotation in, if any; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act.

These Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports or schedules under Section 13 or Section 16 of the Exchange Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused these Powers of Attorney to be executed as of this 13th day of February, 2014.

THE GORES GROUP, LLC

By:	/s/ Steven G. Eisner
Name:	Steven G. Eisner
Title:	Vice President

GORES CAPITAL ADVISORS II, LLC

By:	The Gores Group, LLC
Its Manager

By:	/s/ Steven G. Eisner
Name:	Steven G. Eisner
Title:	Vice President

GORES CAPITAL PARTNERS II, L.P.

By:	Gores Capital Advisors II, LLC
Its General Partner
By: The Gores Group, LLC
Its Manager

By:	/s/ Steven G. Eisner
Name:	Steven G. Eisner
Title:	Vice President

GORES BUILDING HOLDINGS, LLC

By:	/s/ Steven G. Eisner
Name:	Steven G. Eisner
Title:	Vice President

GLENDON SATURN HOLDINGS, LLC

By:	/s/ Steven G. Eisner
Name:	Steven G. Eisner
Title:	Vice President

ALEC E. GORES

/s/ Alec E. Gores

MARK R. STONE

/s/ Mark R. Stone

JOSEPH P. PAGE

/s/ Joseph P. Page

VANCE W. DIGGINS

/s/ Vance W. Diggins

TIMOTHY MEYER

/s/ Timothy Meyer

RYAN WALD

/s/ Ryan Wald

STEVEN C. YAGER

/s/ Steven C. Yager